Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2014
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 9, 2015 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2014.

Financial Results for the Three Months and Year ended December 31, 2014

Comstock reported a loss from continuing operations of $55.1 million or $1.19 per share for the three months ended December 31, 2014 as compared to a loss from continuing operations of $36.6 million or 80¢ per share for the three months ended December 31, 2013.  The loss in the fourth quarter of 2014 was primarily attributable to certain unusual items, including impairments of oil and gas properties and unevaluated leases and exploratory dry hole costs of $60.9 million ($39.5 million after tax or 85¢ per share), drilling rig termination fees of $6.7 million ($4.4 million after tax or 9¢ per share) and an unrealized loss from derivative financial instruments of $3.9 million ($2.5 million after tax or 6¢ per share).  Results for the fourth quarter of 2013 included a loss on early retirement of debt of $17.9 million ($11.6 million after tax or 25¢ per share), impairment of unevaluated leases of $18.1 million ($11.8 million after tax or 26¢ per share) and an unrealized gain from derivative financial instruments of $1.3 million ($0.8 million after tax or 2¢ per share).  Excluding these items, the net loss would have been $8.7 million (19¢ per share) in 2014's fourth quarter and $14.0 million (31¢ per share) in 2013.

Comstock's production in the fourth quarter of 2014 was 1,141,000 barrels of oil and 9.0 billion cubic feet of natural gas or 15.9 billion cubic feet of natural gas equivalent ("Bcfe").  Oil production in the fourth quarter averaged 12,403 barrels of oil per day, which represented an increase of 63% as compared to the fourth quarter of 2013 of 7,598 barrels per day.  Natural gas production in the fourth quarter declined 26% from the same period in 2013 due to the lack of natural gas focused drilling activity in 2014.

Comstock's average realized price for natural gas improved by 6% to $3.55 per Mcf for the fourth quarter of 2014 as compared to $3.36 per Mcf realized in the fourth quarter of 2013.  The Company's average realized price for oil, after hedging gains, decreased by 11% to $83.55 per barrel for the fourth quarter of 2014 as compared to $93.58 per barrel for the fourth quarter of 2013.  Oil and gas sales (including realized gains from hedging) of $127.5 million for the fourth quarter of 2014 increased by 20% as compared to 2013's fourth quarter sales of $106.5 million.  Operating cash flow (before changes in working capital accounts) of $85.7 million in the fourth quarter of 2014 increased 34% over operating cash flow from continuing operations of $64.1 million in the fourth quarter of 2013.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $100.5 million in the fourth quarter of 2014 increased 27% over EBITDAX from continuing operations of $78.9 million in the fourth quarter of 2013.

Comstock reported a net loss of $53.9 million, or $1.17 per share, for the year ended December 31, 2014 as compared to net income of $41.0 million or 85¢ per share for the year ended December 31, 2013.  Of the 2013 net income, $147.8 million, or $3.07 per share, was attributable to the sale of the Company's West Texas operations in May 2013, which resulted in a gain of $230.0 million ($148.6 million after tax). The loss from continuing operations for 2013 was $106.7 million, or $2.22 per share.

The year-end 2014 results included certain unusual items, including impairments of oil and gas properties and unevaluated leases and exploratory dry hole costs of $72.6 million ($47.2 million after tax or $1.02 per share), drilling rig termination fees of $6.7 million ($4.4 million after tax or 9¢ per share) and an unrealized loss from derivative financial instruments of $1.0 million ($0.6 million after tax or 1¢ per share).  In addition to the sale of the West Texas operations as noted above, the year-end 2013 results also include a loss on early retirement of debt of $17.9 million ($11.6 million after tax or 25¢ per share), impairments of oil and gas properties and unevaluated leases of $33.6 million ($21.9 million after tax or 47¢ per share), a gain of $7.9 million ($5.1 million after tax or 11¢ per share) on the sale of marketable securities, an unrealized loss from derivative financial instruments of $10.7 million ($6.9 million after tax or 15¢ per share), and a loss of $2.0 million ($1.3 million after tax or 3¢ per share) from oil and gas property sales and settlements.  Excluding these items, the net loss in 2014 would have been $1.7 million (5¢ per share) and the net loss from continuing operations in 2013 would have been $70.1 million ($1.43 per share).

Oil production in 2014 increased 86% to 4.3 million barrels, as compared to 2.3 million barrels produced in 2013.  Gas production decreased 29% to 39.8 Bcf in 2014 as compared to 55.7 Bcf produced in 2013.  Comstock's average realized price for natural gas increased 23% to $4.16 per Mcf in 2014 as compared to $3.38 per Mcf for 2013.  The Company's average realized price for oil, including hedging gains, in 2014 of $92.50 per barrel was 9% below the average realized price of $101.19 per barrel in 2013.  Oil and gas sales from continuing operations (including realized gains from hedging) increased by 34% to $564.4 million in 2014 as compared to $422.6 million of sales in 2013.  Operating cash flow related to continuing operations (before changes in working capital accounts) of $391.5 million in 2014 increased 57% from operating cash flow of $249.3 million in 2013.  EBITDAX related to continuing operations increased 41% to $446.4 million in 2014 from $317.0 million in 2013.

2014 Drilling Results

During 2014, Comstock spent $483.0 million on its development and exploration activities and $97.7 million on acreage and acquisition costs.  Comstock spent an additional $6.7 million to release two drilling rigs before their contract termination dates.  Comstock drilled 80 horizontal oil wells (54.7 net) and one natural gas well (0.2 net).  During 2014, Comstock put on production 91 new oil wells  (61.3 net) in its Eagleville field in South Texas, six oil wells (5.1 net) in its East Texas Eagle Ford extension in Burleson County and one well (1.0 net) in the Tuscaloosa Marine shale.

Since its last operational update in October, the Company has completed eleven (6.3 net) additional horizontal Eagle Ford shale wells in South Texas.  These wells had an average per well initial production rate of 816 barrels of oil equivalent ("BOE") per day.  Comstock has four additional wells (2.2 net) in South Texas that are scheduled to be completed in the first quarter of 2015.

Comstock continued to delineate its Eagle Ford shale play in Burleson County in East Texas.  Since the  last update, the Company has completed three (2.3 net) wells with an average initial production rate of 741 BOE per day.  The Williams A #1H , the Kovar A #1H and the Ozell A #1H wells had initial production rates of 919 BOE per day, 683 BOE per day and 620 BOE per day, respectively. The Company has eight (7.8 net) wells in Burleson County that it also expects to complete in the first quarter of 2015.

During the fourth quarter of 2014, Comstock completed its first well in the Tuscaloosa Marine Shale in Mississippi.  The CMR Foster Creek 28-40 #1H was drilled to a total depth of 19,312 feet, with a 6,764 foot lateral.  Due to mechanical issues, the Company was able to complete only the first 4,537 feet of the lateral.  The well was completed with an initial production rate of 874 BOE per day.  The initial production rate of 194 BOE per day per 1,000 feet of completed lateral compares favorably with other successful wells in this play.

With the significant drop in oil prices, Comstock has suspended its oil drilling program and released two of its operated drilling rigs and cancelled another rig that was to be delivered in mid-2015.  The remaining two operated rigs were moved to North Louisiana where the Company now plans to drill fourteen long lateral wells targeting the Haynesville shale.  The natural gas directed drilling program is expected to allow the Company to grow its natural gas production in 2015 where the rate of returns are expected to be favorable.

Comstock has planned a conference call for 10 a.m. Central Time on February 10, 2015, to discuss the operational and financial results for the fourth quarter of 2014.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 800-299-9086 (international dial-in use 617-786-2903) and provide access code 11391827 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. Central Time February 10, 2015 and will continue until 11:59 p.m. February 17, 2015.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call access code is 68567447.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues:
Oil sales	$80,487	$64,764	$389,770	$231,837
Natural gas sales	32,129	41,096	165,461	188,453
Gain on sale of oil and gas properties	—	51	—	—
Total revenues	112,616	105,911	555,231	420,290

Operating expenses:
Production taxes	5,360	4,352	23,797	14,524
Gathering and transportation	2,858	4,211	12,897	17,245
Lease operating	15,384	13,721	60,283	52,844
Exploration(1)	7,954	18,081	19,403	33,423
Depreciation, depletion and amortization	94,885	81,161	378,275	337,134
General and administrative	6,469	8,771	32,379	34,767
Loss on sale of oil and gas properties	—	—	—	2,033
Impairment of oil and gas properties	59,997	—	60,268	652
Total operating expenses	192,907	130,297	587,302	492,622

Operating loss	(80,291)	(24,386)	(32,071)	(72,332)

Other income (expenses):
Gain on sale of marketable securities	—	—	—	7,877
Gain (loss) from derivative financial instruments	10,938	1,933	8,175	(8,388)
Loss on early extinguishment of debt	—	(17,854)	—	(17,854)
Other income	214	195	727	1,059
Interest expense(2)	(15,272)	(15,894)	(58,631)	(73,242)
Total other income (expenses)	(4,120)	(31,620)	(49,729)	(90,548)

Loss before income taxes	(84,411)	(56,006)	(81,800)	(162,880)
Benefit from income taxes	29,344	19,365	27,893	56,157
Loss from continuing operations	(55,067)	(36,641)	(53,907)	(106,723)
Income (loss) from discontinued operations, net of income taxes	—	(857)	—	147,752
Net income (loss)	$(55,067)	$(37,498)	$(53,907)	$41,029

Net income (loss) per share:
Basic — loss from continuing operations	$(1.19)	$(0.80)	$(1.17)	$(2.22)
— income (loss) from discontinued operations	—	(0.02)	—	3.07
— net income (loss)	$(1.19)	$(0.82)	$(1.17)	$0.85

Diluted — loss from continuing operations	$(1.19)	$(0.80)	$(1.17)	$(2.22)
— income (loss) from discontinued operations	—	(0.02)	—	3.07
— net income (loss)	$(1.19)	$(0.82)	$(1.17)	$0.85

Dividends per common share	$0.125	$0.125	$0.50	$0.375

Weighted average shares outstanding:
Basic	46,306	46,165	46,547	46,553
Diluted	46,306	46,165	46,547	46,553

(1)  Includes impairments of unevaluated leases of $0.5 million, $0.5 million, $18.1 million and $33.0 million for the three months and years ended December 31, 2014 and 2013, respectively and $6.7 million of rig termination fees in the three months and year ended December 31, 2014.
(2)  $2.7 million, $10.2 million, $0.3 million and $2.7 million of interest expense was capitalized for the three months and years ended December 31, 2014 and 2013, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

OPERATING CASH FLOW:

Net income (loss)	$(55,067)	$(37,498)	$(53,907)	$41,029
Reconciling items:
(Income) loss from discontinued operations	—	857	—	(147,752)
Deferred income taxes	(29,368)	(19,499)	(27,881)	(56,291)
Depreciation, depletion and amortization	94,885	81,161	378,275	337,134
Impairment of oil and gas properties	59,997	—	60,268	652
Dry hole costs, rig termination fees and lease impairments	7,554	18,081	19,003	32,984
Gain on sale of assets	—	(51)	—	(5,844)
(Gain) loss on derivative financial instruments	(10,938)	(1,933)	(8,175)	8,388
Cash settlements of derivative financial instruments	14,847	652	9,145	2,293
Loss on early retirement of debt	—	17,854	—	17,854
Amortization of debt discount, premium and issuance costs	957	1,272	4,097	6,074
Stock-based compensation	2,855	3,224	10,697	12,785
Operating cash flow from continuing operations	85,722	64,120	391,522	249,306
Excess income taxes from stock-based compensation	(32)	—	1,055	2,016
Decrease (increase) in accounts receivable	22,478	38,265	2,221	(12,674)
Decrease (increase) in other current assets	(5,805)	1,323	(7,366)	3,459
Increase (decrease) in accounts payable and accrued expenses	(30,362)	(48,006)	13,552	26,887
Net cash provided by continuing operations	72,001	55,702	400,984	268,994
Net cash provided by (used for) discontinued operations(1)	—	15	—	(7,715)
Net cash provided by operating activities	$72,001	$55,717	$400,984	$261,279

(1) $5.1 million for the year ended December 31, 2013, excluding working capital changes.

EBITDAX:

Net loss from continuing operations	$(55,067)	$(36,641)	$(53,907)	$(106,723)
Interest expense	15,272	15,894	58,631	73,242
Benefit from income taxes	(29,344)	(19,365)	(27,893)	(56,157)
Depreciation, depletion and amortization	94,885	81,161	378,275	337,134
Exploration	7,954	18,081	19,403	33,423
Impairment of oil and gas properties	59,997	—	60,268	652
Gain on sale of assets	—	(51)	—	(5,844)
(Gain) loss on derivative financial instruments	(10,938)	(1,933)	(8,175)	8,388
Cash settlements of derivative financial instruments	14,847	652	9,145	2,293
Loss on early retirement of debt	—	17,854	—	17,854
Stock-based compensation	2,855	3,224	10,697	12,785
EBITDAX from continuing operations	100,461	78,876	446,444	317,047
EBITDAX from discontinued operations	—	—	—	13,651
Total EBITDAX	$100,461	$78,876	$446,444	$330,698

	As of
	December 31,
	2014	2013

BALANCE SHEET DATA:

Cash and cash equivalents	$2,071	$2,967
Other current assets	59,146	53,197
Derivative financial instruments	—	970
Property and equipment, net	2,198,169	2,066,735
Other	14,951	15,529
Total assets	$2,274,337	$2,139,398

Current liabilities	$162,171	$194,995
Long-term debt	1,070,445	798,700
Deferred income taxes	151,343	177,026
Other non-current liabilities	16,902	16,672
Stockholders' equity	873,476	952,005
Total liabilities and stockholders' equity	$2,274,337	$2,139,398

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total

Oil production (Mbbls)	29	1,102		10	1,141
Gas production (MMcf)	6,846	1,830		370	9,046
Total production (MMcfe)	7,021	8,444		428	15,893

Oil sales	$2,489	$77,372		$626	$80,487
Oil hedging gains(1)	—	—		—	14,847
Total oil sales including hedging	2,489	77,372		626	95,334
Natural gas sales	23,273	7,440		1,416	32,129
Total oil and gas sales and realized gains from derivatives	$25,762	$84,812		$2,042	$127,463

Average oil price (per barrel)	$85.11	$70.19		$65.62	$70.54
Average oil price including hedging (per barrel)	$85.11	$70.19		$65.62	$83.55
Average gas price (per Mcf)	$3.40	$4.07		$3.83	$3.55
Average price (per Mcfe)	$3.67	$10.04		$4.77	$7.09
Average price including hedging (per Mcfe)	$3.67	$10.04		$4.77	$8.02

Production taxes	$1,335	$3,862		$163	$5,360
Gathering and transportation	$2,027	$754		$77	$2,858
Lease operating	$5,969	$8,628		$787	$15,384

Production taxes (per Mcfe)	$0.19	$0.46		$0.38	$0.34
Gathering and transportation (per Mcfe)	$0.29	$0.09		$0.18	$0.18
Lease operating (per Mcfe)	$0.85	$1.02		$1.84	$0.97

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$13,584		$12,626	$26,210
Development leasehold	472	5		—	477
Exploration drilling(2)	—	3,370		17,568	20,938
Development drilling	698	91,947		—	92,645
Other development	512	599		—	1,111
Total	$1,682	$109,505	(3)	$30,194	$141,381

(1)  Realized gains from hedging activities are included in gain (loss) from derivative financial instruments in operating results.
(2)  Includes rig termination fees of $6.7 million.
(3)  Net of acreage and facility reimbursements received of $2.7 million from the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Total

Oil production (Mbbls)	15	679		5	699
Gas production (MMcf)	10,081	1,785		382	12,248
Total production (MMcfe)	10,173	5,857		413	16,443

Oil sales	$1,474	$62,810		$480	$64,764
Oil hedging gains(1)	—	—		—	652
Total oil sales including hedging	1,474	62,810		480	65,416
Natural gas sales	31,984	7,530		1,582	41,096
Total oil and gas sales and realized gains from derivatives	$33,458	$70,340		$2,062	$106,512

Average oil price (per barrel)	$96.32	$92.55		$93.60	$92.64
Average oil price including hedging (per barrel)	$96.32	$92.55		$93.60	$93.58
Average gas price (per Mcf)	$3.17	$4.22		$4.14	$3.36
Average price (per Mcfe)	$3.29	$12.01		$4.99	$6.44
Average price including hedging (per Mcfe)	$3.29	$12.01		$4.99	$6.48

Production taxes	$1,009	$3,208		$135	$4,352
Gathering and transportation	$3,185	$926		$100	$4,211
Lease operating	$7,268	$5,876		$577	$13,721

Production taxes (per Mcfe)	$0.10	$0.55		$0.33	$0.26
Gathering and transportation (per Mcfe)	$0.31	$0.16		$0.24	$0.26
Lease operating (per Mcfe)	$0.72	$1.00		$1.40	$0.84

Oil and Gas Capital Expenditures:
Acquisitions	$338	$6,112		$—	$6,450
Exploratory leasehold	—	62,657		53,342	115,999
Development leasehold	21	74		—	95
Development drilling	196	108,140		—	108,336
Other development	204	928		4	1,136
Total	$759	$177,911	(2)	$53,346	$232,016

(1)  Realized gains from hedging activities are included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of acreage and facility reimbursements received of $16.6 million from the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total

Oil production (Mbbls)	75	4,214		24	4,313
Gas production (MMcf)	30,923	7,424		1,421	39,768
Total production (MMcfe)	31,373	32,710		1,562	65,645

Oil sales	$6,934	$380,858		$1,978	$389,770
Oil hedging gains(1)	—	—		—	9,145
Total oil sales including hedging	6,934	380,858		1,978	398,915
Natural gas sales	123,418	35,739		6,304	165,461
Total oil and gas sales and realized gains from derivatives	$130,352	$416,597		$8,282	$564,376

Average oil price (per barrel)	$92.27	$90.37		$84.80	$90.37
Average oil price including hedging (per barrel)	$92.27	$90.37		$84.80	$92.50
Average gas price (per Mcf)	$3.99	$4.81		$4.44	$4.16
Average price (per Mcfe)	$4.15	$12.74		$5.30	$8.46
Average price including hedging (per Mcfe)	$4.15	$12.74		$5.30	$8.60

Production taxes	$3,783	$19,396		$618	$23,797
Gathering and transportation	$9,225	$3,301		$371	$12,897
Lease operating	$24,784	$32,805		$2,694	$60,283

Production taxes (per Mcfe)	$0.12	$0.59		$0.40	$0.36
Gathering and transportation (per Mcfe)	$0.29	$0.10		$0.24	$0.20
Lease operating (per Mcfe)	$0.79	$1.01		$1.72	$0.92

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	53,601		38,359	91,960
Development leasehold	646	2,740		—	3,386
Exploration drilling(2)	—	28,203		23,522	51,725
Development drilling	1,395	426,217		—	427,612
Other development	2,226	8,048		—	10,274
Total	$4,267	$521,209	(3)	$61,881	$587,357

(1)  Realized gains from hedging activities are included in gain (loss) from derivative financial instruments in operating results.
(2)  Includes rig termination fees of $6.7 million.
(3)  Net of acreage and facility reimbursements received of $28.7 million from the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total

Oil production (Mbbls)	64	2,230		20	2,314	270	2,584
Gas production (MMcf)	46,882	7,181		1,631	55,694	410	56,104
Total production (MMcfe)	47,267	20,560		1,750	69,577	2,031	71,608

Oil sales	$6,255	$223,499		$2,083	$231,837	$22,777	$254,614
Oil hedging gains(1)	—	—		—	2,293	—	2,293
Total oil sales including hedging	6,255	223,499		2,083	234,130	22,777	256,907
Natural gas sales	152,770	29,271		6,412	188,453	2,348	190,801
Total oil and gas sales and realized gains from derivatives	$159,025	$252,770		$8,495	$422,583	$25,125	$447,708

Average oil price (per barrel)	$97.57	$100.23		$105.10	$100.20	$84.30	$98.54
Average oil price including hedging (per barrel)	$97.57	$100.23		$105.10	$101.19	$84.30	$99.42
Average gas price (per Mcf)	$3.26	$4.08		$3.93	$3.38	$5.73	$3.40
Average price (per Mcfe)	$3.36	$12.29		$4.85	$6.04	$12.37	$6.22
Average price including hedging (per Mcfe)	$3.36	$12.29		$4.85	$6.07	$12.37	$6.25

Production taxes	$2,478	$11,507		$539	$14,524	$1,120	$15,644
Gathering and transportation	$13,729	$3,189		$327	$17,245	$501	$17,746
Lease operating	$28,199	$21,717		$2,928	$52,844	$9,853	$62,697

Production taxes (per Mcfe)	$0.05	$0.56		$0.31	$0.21	$0.55	$0.22
Gathering and transportation (per Mcfe)	$0.29	$0.16		$0.19	$0.25	$0.25	$0.25
Lease operating (per Mcfe)	$0.60	$1.05		$1.67	$0.76	$4.85	$0.87

Oil and Gas Capital Expenditures:
Acquisitions	$338	$6,112		$—	$6,450	$—	$6,450
Exploratory leasehold	—	76,771		53,342	130,113	8,856	138,969
Development leasehold	72	389		—	461	—	461
Development drilling	16,669	321,361		—	338,030	81,735	419,765
Other development	2,309	3,177		73	5,559	880	6,439
Total	$19,388	$407,810	(2)	$53,415	$480,613	$91,471	$572,084

(1)  Realized gains from hedging activities are included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of acreage and facility reimbursements received of $51.5 million from the Company's Eagle Ford shale joint venture.